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                                                             Exhibit (15)(b)(i)


                              SHAREHOLDER SERVICES
                            AND FINANCING AGREEMENT


  AGREEMENT made as of this   1st  day of February, 1994, by and between The
Winsbury Company Limited Partnership d/b/a The Winsbury Company (the "Distributor"), having its principal place of business at 1900 East Dublin-Granville Road, Columbus, Ohio, and Security Distributors, Inc.
("SDI"), having its principal place of business at 700 Harrison Street, Topeka, Kansas 66636, relating to financing assistance and shareholder support services in connection with the sale of certain units of beneficial interest ("Investor B Shares") of The Parkstone Group of Funds (the "Trust").

  WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act");

  WHEREAS, the Trust offers three separate classes of shares, including Investor B Shares for each of the non-money market investment portfolios of the Trust (individually, a "Fund"; collectively the "Funds") that are identified in Schedule A hereto;

  WHEREAS, the Investor B Shareholders of each Fund have adopted a Distribution Plan (the "Investor B Plan") pursuant to Rule 12b-1 under the 1940 Act;

  WHEREAS, the Investor B Plan authorizes the Distributor to enter into agreements with third parties to implement such Plan;

  WHEREAS, it is intended that SDI (a) arrange for an affiliate, Security Benefit Group, Inc. (the "Affiliate"), to provide financing assistance in the form of commission payments made to participating organizations (as defined below) who sell Investor B Shares and (b) provide shareholder support services to certain Investor B Shareholders, each in accordance with the Investor B Plan; and

  WHEREAS, it is intended that SDI or the Affiliate be compensated for such financing assistance, as more fully described below.

  NOW, THEREFORE, intending to be legally bound, the Distributor and SDI hereby agree as follows:

1.   REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1 Reference is made to the prospectus for Investor B Shares of each Fund (individually, a "Prospectus"; collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.
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1.2  For purposes of determining the fees payable to SDI under Section 4, the average daily net asset value of a Fund's Investor B Shares will be computed in the manner specified in the Trust's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Investor B Shares for purposes of purchases and redemptions.

2.   PROVISION OF FINANCING ASSISTANCE.

     Under the terms of each Prospectus for Investor B Shares, the public offering price of such Shares is equal to the net asset value per Share, subject to a contingent deferred sales charge ("CDSC") that is more fully described therein. The Distributor will receive CDSC payments from Investor B Shareholders when such Shareholders redeem their Shares under certain circumstances described in the Prospectuses. The Distributor shall be responsible for the proper calculation of all CDSC payments due from Investor B Shareholders and shall maintain such records as are necessary to document the proper calculation of such payments. The Distributor shall make such records available to SDI for inspection upon not more than five business days notice. The purpose of a CDSC is to provide compensation to participating organizations (i.e., (a) broker-dealers that are registered pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and that are members of the National Association of Securities Dealers, Inc. (the "NASD") and (b) banks as defined in Section 3(a)(6) of the 1934 Act that are not required to register as broker-dealers pursuant to the 1934 Act) ("Participating Organizations") for the sale of Investor B Shares. In order to compensate Participating Organizations for such sales at the time those sales take place, SDI agrees to arrange for payments to be made by the Affiliate to those Participating Organizations that may, from time to time, enter into agreements with the Distributor for the distribution of Investor B Shares. The terms and conditions of such payments shall be set forth in separate agreements between SDI, the Affiliate, the Distributor and those Participating Organizations (the "Service and Commission Agreements"), which terms and conditions shall include representations and warranties by such Participating Organizations as to the legal authority for their entry into and performance of obligations under the Service and Commission Agreements.

3.   PROVISION OF SHAREHOLDER SUPPORT SERVICES.

3.1 SDI is hereby authorized and agrees to provide assistance to Investor B Shareholders that are customers of First of America Bank Corporation or its affiliates or customers of other organizations ("Customers"). Such assistance shall be in the form of responding to inquiries from such Customers regarding their fund accounts.

3.2 Upon receiving written consent of the Distributor, SDI may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated under paragraph 3.1; provided, however, that (a) SDI shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, (b) SDI shall



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     be responsible, to the extent provided in paragraph 6.1 hereof, for all acts of such subcontractor as if such acts were its own and (c) the Distributor acknowledges that such subcontractors may not be under the direct supervision and control of SDI and SDI may obtain indemnification making such subcontractor responsible for SDI's obligations under this Agreement.

3.3 SDI will provide or, subject to paragraph 3.2, will arrange for a subcontractor to provide, such office space and equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide such services to Customers.

4. FINANCING ASSISTANCE FEE AND SHAREHOLDER SERVICES FEE; PAYMENT OF CONTINGENT DEFERRED SALES CHARGE AMOUNTS.

4.1 In consideration of the financing assistance provided by SDI hereunder, the Distributor will pay to the Affiliate, and SDI will accept as full payment therefor, subject to the provisions of paragraphs 4.3 and 7.2, (a) a fee calculated at the applicable annual rate set forth in Schedule B hereto with respect to the average daily net asset value of each Fund's Investor B Shares, which fee will be computed daily and paid monthly and
     (b) all CDSCs that are received by the Distributor from Investor B Shareholders in accordance with the schedule and all other applicable provisions contained in the then-current prospectuses for each Fund's Investor B Shares.

4.2 In consideration of the shareholder support services provided by SDI hereunder, the Distributor will pay to SDI, and SDI will accept as full payment therefor, a fee calculated at the applicable annual rate set forth in Schedule C hereto with respect to the average daily net asset value of each Fund's Investor B Shares which are held of record by First of America Bank Corporation from time to time on behalf of Customers, which fee will be computed daily and paid monthly.

4.3 With respect to the fee rates set forth in Schedules B and C hereto and the CDSC described herein, it is understood that such rates and charges may be prospectively increased or decreased by the Trust at any time upon notice to SDI. It is hereby agreed that, in the event of such an increase or decrease, the commission amounts payable to broker-dealers described in
     Section 2 above shall be adjusted upward or downward as is reasonably necessary upon mutual agreement of the parties hereto. In the event that the parties hereto fail to mutually agree upon an acceptable adjustment of the commission amounts described in Section 2 above, either of the parties hereto may terminate this Agreement in accordance with paragraph 7.2 below.

4.4 The fees that are otherwise payable pursuant to paragraphs 4.1 and 4.2 above shall be subject to the limitations on the payment of asset- based sales charges that are set forth in Article III, Section 26 of the Rules of Fair Practice promulgated by the NASD.


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5.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

5.1 The Distributor represents and warrants that it is the duly authorized and appointed distributor of the Investor B Shares of each Fund, and that it is authorized to enter into this Agreement pursuant to the Investor B Plan.

5.2 In the event it subcontracts, pursuant to paragraph 3.2, its rights and responsibilities to provide shareholder support services hereunder, subject to the prior written consent of the Distributor, SDI represents, warrants and agrees that it will use its best efforts to determine that the subcontractor possesses the legal authority to perform such services without violation of any applicable laws and regulations (including Federal banking laws, if applicable). If requested by SDI to assist in the determination that a subcontractor possesses such legal authority, the Distributor will use its best efforts to provide such assistance.

6.   EXCULPATION; INDEMNIFICATION.

6.1 The Distributor shall not be liable to SDI and SDI shall not be liable to the Distributor except for acts or failures to act which constitute a lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by SDI of compliance with any applicable federal or state law, rule, or regulation or the rules and regulations promulgated by the NASD.

6.2 Each party (the "Indemnifying Party") hereto shall indemnify the other party to this Agreement (the "Indemnified Party") and hold the Indemnified Party harmless from any claims or assertions relating to the lawfulness of the Indemnifying Party's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Indemnifying Party performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Indemnified Party shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Indemnifying Party.

7.   EFFECTIVE DATE; TERMINATION.

7.1 This Agreement will become effective with respect to each Fund on the date a fully executed copy of this Agreement is received by the Distributor or its designee. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until December 31, 1995, and thereafter will continue automatically for successive annual periods ending on December 31 of each year, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in


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     the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

7.2 This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act) with respect to such Fund. This Agreement may be terminated with respect to any Fund by the Distributor or by SDI, without penalty, upon sixty days' prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the Shares of such Fund on sixty days' written notice.

8.   GENERAL.

8.1 All notices and other communications to either SDI or the Distributor will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

8.2 The Distributor may enter into other similar agreements for the provision of Shareholder services with any other person or persons without SDI's consent.

8.3 This Agreement supersedes any other agreement between the Distributor and SDI relating to the provision of financing assistance and shareholder support services. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of references only and shall not alter or otherwise affect the meaning hereof This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the confLict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.


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  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


                                          THE WINSBURY COMPANY LIMITED
                                          PARTNERSHIP

                                          By:  The Winsbury Corporation,
                                               General Partner


                                          By: /s/ Kenneth B. Quintenz
                                             --------------------------
                                          Title: Senior Vice President



                                          SECURITY DISTRIBUTORS, INC.


                                          By: /s/ James R. Schmank
                                             -------------------------
                                          Title: Treasurer



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                                   SCHEDULE A
                                     TO THE
                  SHAREHOLDER SERVICES AND FINANCING AGREEMENT
                BETWEEN THE WINSBURY COMPANY LIMITED PARTNERSHIP
                        AND SECURITY DISTRIBUTORS, INC.


                                NAME OF THE FUND

              Parkstone Bond Fund
              Parkstone Limited Maturity Fund
              Parkstone Intermediate Government Obligations Fund
              Parkstone Municipal Bond Fund
              Parkstone U.S. Government Income Fund
              Parkstone Michigan Municipal Bond Fund
              Parkstone Equity Fund
              Parkstone Small Capitalization Fund
              Parkstone High Income Equity Fund
              Parkstone International Discovery Fund
              Parkstone Balanced Fund


THE WINSBURY COMPANY
LIMITED PARTNERSHIP

By:  The Winsbury Corporation,            SECURITY DISTRIBUTORS, INC.
     General Partner


By: /s/ Kenneth B. Quintenz               By: /s/ James R. Schmank
   --------------------------                --------------------------
Title: Senior Vice President              Title: Treasurer
       ----------------------                    ----------------------
Date: March 4, 1994                       Date: 5/20/94
     ------------------------                   -----------------------

                                   SCHEDULE B
                                     TO THE
                  SHAREHOLDER SERVICES AND FINANCING AGREEMENT
                BETWEEN THE WINSBURY COMPANY LIMITED PARTNERSHIP
                        AND SECURITY DISTRIBUTORS, INC.


                     Compensation for Financing Assistance*__

     Annual rate of up to 75 one-hundredths of one percent (.75%) of the average daily net assets of the Investor B Shares of each Fund that is identified in Schedule A.





THE WINSBURY COMPANY
LIMITED PARTNERSHIP

By:  The Winsbury Corporation,               SECURITY DISTRIBUTORS, INC.
     General Partner

By: /s/ Kenneth B. Quintenz                  By: /s/ James R. Schmank
   --------------------------                    -----------------------
Title: Senior Vice President                 Title: Treasurer
       ----------------------                       --------------------
Date: March 4, 1994                          Date: 5/20/94
      -----------------------                      ---------------------




____________

     *All fees are computed daily and paid monthly.

                                      B-1
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                                   SCHEDULE C
                                     TO THE
                  SHAREHOLDER SERVICES AND FINANCING AGREEMENT
                BETWEEN THE WINSBURY COMPANY LIMITED PARTNERSHIP
                        AND SECURITY DISTRIBUTORS, INC.


                 Compensation for Shareholder Support Services

     Annual rate of up to 25 one-hundredths of one percent (.25%) of the average daily net assets of the Investor B Shares of each Fund identified in Schedule A that are held of record by First of America Bank Corporation from time to time on behalf of Customers.





THE WINSBURY COMPANY
LIMITED PARTNERSHIP

By:  The Winsbury Corporation,          SECURITY DISTRIBUTORS, INC.
     General Partner

By: /s/ Kenneth B. Quintenz             By: /s/ James R. Schmank
   --------------------------               ----------------------
Title: Senior Vice President            Title: Treasurer
      -----------------------                  -------------------
Date: March 4, 1994                     Date: 5/20/94
      -----------------------                 --------------------




                                      C-1